EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Rayovac Corporation of our report dated February 27, 2004 relating to the financial statements of United Pet Group, Inc. and its subsidiaries, which appears in the Current Report on Form 8-K/A dated April 19, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cincinnati, Ohio

April 27, 2005